                                                                    EXHIBIT 10.2

                                 LOAN AGREEMENT
This LOAN AGREEMENT (as amended from time to time, this "AGREEMENT"), dated as of August 7, 2001 (the "EFFECTIVE DATE"), is entered into by and among THE PLASTIC SURGERY COMPANY, a Georgia corporation (the "BORROWER"), and PACIFIC MEZZANINE FUND, L.P., a California limited partnership ("PMF"), Nathan Bell, John LeRoy, Dennis Condon and William Brad Winegar (together with any subsequent Lender pursuant to Section 1.2(e) hereof, each a "LENDER" and collectively, the "LENDERS").


                         DEFINITIONS AND RELATED MATTERS
DEFINITIONS. THE FOLLOWING TERMS WITH INITIAL CAPITAL LETTERS HAVE THE FOLLOWING
MEANINGS:

"AFFILIATE" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "CONTROL" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise, and the terms "CONTROLS", "CONTROLLED" and "COMMON CONTROL" have correlative meanings. Notwithstanding the foregoing provisions of this definition, in no event shall the Lenders or any of their Affiliates be deemed to be Affiliates of Borrower.
"AGREEMENT" is defined in the Preamble.
"APPLICABLE LAW" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.
"BANKRUPTCY CODE" means Title II of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.
"BASE RATE" means, at any time, a rate of interest equal to thirteen and one-half percent (13.5%) per annum, calculated as specified in SECTION 2.2. "BENEFIT ARRANGEMENTS" shall have the meaning specified in SECTION 4.13.
"BEST KNOWLEDGE" shall mean to the personal knowledge of any officer of Borrower.
"BORROWER" is defined in the Preamble and includes its successors and permitted assigns.
"BORROWER'S CERTIFICATE" means the certificate, executed by Borrower, in substantially the form of EXHIBIT C.
"BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks in San Francisco, California are authorized or obligated to close. "CLOSING" shall mean, with respect to a particular Lender, the time at which such Lender makes their portion of the Loan (or advances Additional Lenders' Funds in accordance with Section 1.2(e) hereof) in exchange for such Lender's Note.
"CLOSING DATE" means with respect to any Closing the date on which all conditions set forth in SECTION 3.1 shall have been satisfied or waived in writing with respect to such Closing.
"CODE" means the Internal Revenue Code of 1986, as amended from time to time. "COMMITMENT" means the obligation of the Lenders to make the Loan under this Agreement, on the terms and conditions set forth herein.
"COMMON STOCK" means the common stock of Borrower.
"CONTINGENT OBLIGATION" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person with respect to any Indebtedness or other obligation of another Person, including any direct or indirect guarantee of such Indebtedness or obligation, to maintain the net worth, solvency or financial condition of the other Person, or otherwise to assume or hold harmless the holders of Indebtedness or any other obligation of another Person against loss in respect thereof.
"CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, or other document or instrument to which that Person is a party or by which it or any of its assets or properties is bound or to which it or any of its assets or properties is subject.

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

"DECEMBER LOAN DOCUMENTS" means that certain Loan Agreement by and between Borrower and PMF dated as of December 18, 2000 (pursuant to which PMF loaned $1,500,000 to Borrower), and all other documents referred to therein.
"DEFAULT" means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default. "DISTRIBUTION" means (i) distributions or dividends on or in respect of the capital stock of Borrower (except distributions solely in additional shares of such stock) and (ii) the repurchase, purchase, redemption or acquisition of capital stock of Borrower or of the warrants or rights or other options to purchase such stock except for the purchase of the Warrants as provided herein. "DOLLARS" and "$" mean the lawful money of the United States.
"EFFECTIVE DATE" is defined in the Preamble.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "EMPLOYEE BENEFIT PLANS" shall have the meaning specified in SECTION 4.13. "EVENT OF DEFAULT" is defined in SECTION 7.1.
"FCCS" shall mean the Florida Center for Cosmetic Surgery, Inc., a Florida corporation.
"FIRST CLOSING" is defined in SECTION 3.1(a) and "FIRST CLOSING DATE" is the date on which the First Closing occurs.
"FCCS ASSETS" is defined within the definition of FCCS Loan in this SECTION 1.1. "FCCS LOAN" means a series of secured promissory notes issued by Borrower as of December 18, 2000, for the benefit of Steve Refkin, Sherman Clay and Beverly Refkin, in the aggregate principal amount of $4,100,000, as secured by a first priority security interest in all of the assets of FCCS and in all of the issued and outstanding capital stock of FCCS, consisting as of the date hereof of one hundred (100) shares of Common Stock (the "SHARES" and together with the assets of FCCS, the "FCCS ASSETS").
"FEES AND EXPENSES" is defined in SECTION 2.4.
"FINANCIAL STATEMENTS" shall have the meaning specified in SECTION 4.3. "FOUNDERS" shall mean Gill Armiger, Stephen A. Brown, M.D., Sidney L. Eisenbaum, M.D., Harry V. Eisenberg, M.D., David Jay Ellenby, M.D., Robert A. Ersek, M.D., John Kelleher, Graham J. Kemsley, M.D., John L. LeRoy, Jr., M.D., Kenneth R. Arthur, M.D., John C. Schantz, M.D., Larry S. Schlesinger, M.D., Edward A. Shadid, M.D., Joel B. Singer, M.D., Charles W. Spenler, M.D., Grant W. Stevens, M.D., Alan C. Stormo, Ronald E. Tegtmeier, Gloria J. Thomas, Vern Weisberg, and Fabian L. Worthing, III, M.D.
"FUNDAMENTAL EVENT" means with respect to Borrower the occurrence of any one or more of the following:
    ANY SALE, TRANSFER OR OTHER CONVEYANCE, WHETHER DIRECT OR INDIRECT, OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF BORROWER, ON A CONSOLIDATED BASIS, IN ONE TRANSACTION OR A SERIES OF RELATED TRANSACTIONS;
    THE FILING WITH THE SEC OF ANY TENDER OR EXCHANGE OFFER BY ANY "PERSON" OR "GROUP" (AS SUCH TERMS ARE USED FOR PURPOSES OF SECTIONS 13(D) AND 14(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) TO ACQUIRE, DIRECTLY OR INDIRECTLY, VOTING STOCK OF BORROWER, OR THE ACQUISITION OF VOTING STOCK OF THE BORROWER BY WAY OF A TENDER OR EXCHANGE OFFER IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION;
    ANY TRANSACTION, TRANSFER, EXCHANGE, OR ANY OTHER EVENT PURSUANT TO WHICH LENDERS AND FOUNDERS IMMEDIATELY THEREAFTER OWN LESS THAN FIFTY PERCENT (50%) OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE BORROWER; AND
    THE OCCURRENCE OF A MERGER, SALE, JOINT VENTURE OR OTHER TRANSACTION WHICH, IN THE REASONABLE OPINION OF PMF ADVERSELY AFFECTS A MATERIAL PORTION OF BORROWER'S ASSETS OR BUSINESS LINES OR BORROWER'S ABILITY TO GENERATE REVENUE OR EARNINGS.
"GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.
"GOVERNMENTAL APPROVAL" means an authorization, consent, approval, permit, license, registration or filing with, any Governmental Authority.
"GOVERNMENTAL AUTHORITY" means any nation, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including

                                      -2-
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any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator of competent jurisdiction.
"INDEBTEDNESS" means, with respect to any Person, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business that are not overdue by more than ninety (90) days or that are being contested in good faith; (iv) all obligations constituting capitalized lease obligations under GAAP; (v) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, whether or not such obligation or liability is assumed; (vi) all obligations of such Person, contingent or other-wise, in respect of any letters of credit, bankers acceptances or similar instruments, and (vii) all Contingent Obligations.
"INDEMNITIES" is defined in SECTION 8.2(a).
"INVESTMENT UNIT PRICING AGREEMENT" means that certain Investment Unit Pricing Agreement dated as of the Effective Date among Borrower and PMF, as from time to time amended.
"INVESTORS' RIGHTS AGREEMENT" means that certain Amended and Restated Investors' Rights Agreement dated as of the Effective Date among Borrower and the Lenders, as from time to time amended.
"LENDER" is defined in the Preamble and includes any and all successors and assigns.
"LIEN" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof).
"LOAN" shall mean the Loan made by the Lenders pursuant to this Agreement as defined in Section 2.1(a).
"LOAN ACCOUNT" is defined in SECTION 2.5(a).
"LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Warrants, the Investment Unit Pricing Agreement, the Investors' Rights Agreement and any other instrument or other writing executed or delivered by Borrower in connection herewith, and all amendments, appendices, exhibits and schedules to any of the foregoing.
"MANDATORY PREPAYMENT" shall mean a prepayment of the Loan pursuant to Section 2.3(b).
"MARGIN REGULATIONS" means Regulation G, T, U and X of the Board of Governors of the Federal Reserve System, and any successor regulations thereto, as in effect from time to time.
"MARGIN STOCK" means "MARGIN STOCK" as defined in the Margin Regulations. "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means a material adverse effect on or a material adverse change in as the case may be, the business, assets, income, financial condition or prospects of Borrower, on a consolidated basis.
"MATURITY DATE" means the first anniversary of the respective Closing Date. "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.
"NOTES" means those certain convertible promissory notes in substantially the form of EXHIBIT A dated as of the respective Closing Date and executed and issued by Borrower to the Lenders as such notes may from time to time be amended in a writing signed by Borrower and the Lender to which a particular Note is made.
"OBLIGATIONS" means all present and future obligations and liabilities of Borrower of every type and description arising under or in connection with this Agreement or any other Loan Document due or to become due to Lender or any Person entitled to indemnification under any of the Loan Documents, or any of their respective successors or assigns, including all liability of Borrower for payment of principal, interest, fees, expense reimbursements and indemnifications, whether voluntary or involuntary, due or not due, absolute or contingent, secured or unsecured, liquidated or unliquidated, determined or undetermined, and direct or indirect.
"PERMITTED LIENS" means, collectively, the Liens permitted under Section 6.1. "PERSON" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a Governmental Authority or other government or any agency or political subdivision thereof.
"POST-DEFAULT RATE" means: (i) in the event of failure to pay monetary sums when due, five percent (5%) per annum above the Base Rate; and (ii) in the event of

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Events of Default not involving a failure to pay monetary sums, two and one-half percent (2 1/2%) per annum above the Base Rate.
"PROPRIETARY RIGHTS" shall mean any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary information, source codes and other proprietary rights and processes.
"SBA" means the United States Small Business Administration.
"SECURITIES ACT" means the Securities Act of 1933, as amended.
"SELLERS' NOTES" mean promissory notes (i) evidencing any future indebtedness of the Borrower which is incurred in connection with the acquisition of plastic surgery or related practices and (ii) which are issued to any or all of the respective sellers of such practices in partial or complete payment of the purchase price therefor.
"SHAREHOLDER" means each holder of equity securities of Borrower and "SHAREHOLDERS" means all such holders of equity securities.
"SUBSIDIARY" shall mean any corporation, partnership or limited liability company of which Borrower owns or controls, directly or indirectly, more than fifty percent (50%) of the voting stock or membership interests (as the case may be) or any partnership, joint venture or other entity or organization in which Borrower owns or controls, directly or indirectly, more than a fifty percent (50%) equity interest.
"TAXES" means any present and future income and other taxes, charges, fees, duties, imposts, withholdings and other assessments, together with any interest and penalties, additions to tax and other additional amounts, imposed by any Governmental Authority upon any Person.
"WARRANTS" and "WARRANT SHARES" are defined in Section 2.8(a) hereof.

   RELATED MATTERS.
   CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references herein to the plural include the singular, the singular includes the plural, the part includes the whole, the word "including" is not limiting and all pronouns shall be deemed to cover all genders. The words "hereof" "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, subsection, Exhibit, preamble, recital and Schedule references are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time" shall include any amendments, supplements, waivers, refinancings, renewals or other modifications.
   ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance and consistent with GAAP.
   GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California.
   SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is illegal, invalid or unenforceable for any reason in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.
   ADDITIONAL LENDERS. The parties acknowledge and agree that additional parties may lend funds (the "ADDITIONAL LENDERS FUNDS") to Borrower after the First Closing Date under the same terms as the Lenders hereunder with the written consent of PMF and Borrower; provided however, that any such subsequent loan shall occur not later than seven (7) days after the First Closing Date. Any such additional parties shall become a party to this Agreement and the Investors' Rights Agreement by executing a counterpart signature page to each such agreement. Notwithstanding anything in this Agreement or the Investors' Rights Agreement to the contrary, the addition of any such parties to any such agreement shall not constitute an amendment of any such agreement. Such Additional Lenders Funds, if any, shall comprise a portion of the Loan..

                          THE LOAN, NOTES AND WARRANTS
   LOAN.
   THE LOAN.
   LENDERS' COMMITMENT. THE LENDERS AGREE, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS AGREEMENT, TO MAKE TO BORROWER, UPON SATISFACTION

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OF THE CONDITIONS PRECEDENT SET FORTH IN ARTICLE III, A LOAN IN THE AGGREGATE
ORIGINAL PRINCIPAL AMOUNT OF THREE HUNDRED ONE THOUSAND DOLLARS ($301,000). THE AMOUNT OF THE LOAN FUNDED BY PMF SHALL BE ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000). THE AMOUNT OF THE LOAN FUNDED BY NATHAN BELL SHALL BE TEN THOUSAND DOLLARS ($10,000). THE AMOUNT OF THE LOAN FUNDED BY JOHN LEROY SHALL BE FIFTY THOUSAND DOLLARS ($50,000). THE AMOUNT OF THE LOAN FUNDED BY DENNIS CONDON SHALL BE SIXTY THOUSAND DOLLARS ($60,000). THE AMOUNT OF THE LOAN FUNDED BY WILLIAM BRAD WINEGAR SHALL BE THIRTY ONE THOUSAND DOLLARS ($31,000). ADDITIONAL PARTIES HERETO MAY AFTER THE FIRST CLOSING DATE AND IN ACCORDANCE WITH SECTION 1.2(E) HEREOF LEND BORROWER ADDITIONAL LENDERS FUNDS, PROVIDED THAT SUCH ADDITIONAL LENDERS FUNDS SHALL NOT EXCEED AN AGGREGATE PRINCIPAL AMOUNT (THE "MAXIMUM AMOUNT") OF FOUR HUNDRED TEN THOUSAND DOLLARS ($410,000); PROVIDED HOWEVER, THAT DENNIS CONDON MAY ELECT TO LEND BORROWER ADDITIONAL LENDER FUNDS UP TO AN AGGREGATE PRINCIPAL AMOUNT OF ONE HUNDRED NINETY THOUSAND DOLLARS ($190,000) AND SUCH FUNDS SHALL NOT BE INCLUDED FOR PURPOSES OF DETERMINING THE MAXIMUM AMOUNT. SAID ADDITIONAL LENDERS FUNDS SHALL BE CONSIDERED A PART OF THE LOAN. IN EXCHANGE FOR EACH LENDER'S FUNDED AMOUNT, THE COMPANY SHALL ISSUE A NOTE TO SUCH LENDER WITH A PRINCIPAL AMOUNT EQUAL TO SUCH LENDER'S PORTION OF THE LOAN. PRINCIPAL AND ACCRUED INTEREST UNDER A NOTE MAY BE CONVERTED, AT THE HOLDER'S OPTION, INTO A NUMBER OF SHARES OF COMMON STOCK DETERMINED BY THE CONVERSION EQUATION SET FORTH IN SUCH NOTE.
   PREPAYMENT. BORROWER MAY PREPAY THE LOAN AT ANY TIME, IN WHOLE OR IN PART SUBJECT TO THIS SUBSECTION 2.1(A)(II)); PROVIDED, THAT BORROWER SHALL GIVE THE HOLDER(S) OF THE NOTE(S) TO BE PREPAID THIRTY (30) DAYS' WRITTEN NOTICE OF ITS INTENTION TO PREPAY ONE OR MORE NOTES, WHICH NOTICE SHALL SET FORTH THE DATE ON WHICH SUCH PREPAYMENT SHALL BE MADE AND THE AMOUNT OF THE PREPAYMENT. ANY SUCH PREPAYMENT ON THE NOTES SHALL BE IN AN AGGREGATE AMOUNT EQUAL TO AT LEAST $25,000. ANY PREPAYMENT ON THE NOTES MUST BE MADE PRO-RATA AMONG THE HOLDERS THEREOF. IN ADDITION, AT THE TIME OF ANY PARTIAL OR COMPLETE PREPAYMENT OF PRINCIPAL, BORROWER SHALL PAY ALL UNPAID FEES AND EXPENSES AND ACCRUED INTEREST ON THE PRINCIPAL AMOUNT BEING PREPAID.
   FUNDAMENTAL EVENT. THE LOAN SHALL IMMEDIATELY BECOME DUE AND PAYABLE AT THE SOLE OPTION OF PMF, UPON THE OCCURRENCE OF A FUNDAMENTAL EVENT.

   FUNDING OF LOAN. Not later than 11:30 a.m. (San Francisco time) on the respective Closing Date and subject to and upon fulfillment of the applicable conditions set forth in Article III as determined by the Lenders, the Lenders shall arrange for a wire transfer in the amount of the Loan to the account designated by Borrower pursuant to the wire instructions set forth in the Notice of Borrowing.
   USE OF PROCEEDS. The proceeds of the Loan shall be used for transaction expenses, working capital and general corporate purposes. No part of the proceeds of the Loan shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that violates the Margin Regulations.
   VERIFICATION OF USE OF PROCEEDS. Within thirty (30) days after the First Closing Date, Borrower shall submit to the Lenders a written statement in accordance with SBA Regulations and otherwise in form and substance acceptable to each Lender subject to such regulations, verifying that the proceeds of the Loan have been utilized by Borrower as contemplated in Section 2.1(c).
   INTEREST.
   RATE.
   SUBJECT TO SECTION 2.2 (a)(ii) HEREOF, THE LOAN SHALL BEAR, AND BORROWER AGREES TO PAY, INTEREST ON THE OUTSTANDING PRINCIPAL BALANCE THEREOF UNTIL DUE (WHETHER AT MATURITY, BY REASON OF PREPAYMENT OR ACCELERATION OR OTHERWISE) AT AN INTEREST RATE EQUAL TO THE BASE RATE.
   FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, FOR AS LONG AS SUCH EVENT OF DEFAULT SHALL BE CONTINUING, WITHOUT NOTICE OR DEMAND, THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN (AND OVERDUE INTEREST THEREON, IF ANY), SHALL BEAR INTEREST AT A RATE PER ANNUM EQUAL TO THE APPLICABLE POST-DEFAULT RATE.
   PAYMENT. Interest accrued on the Loan shall be payable (x) monthly in arrears by automatic bank draft, such monthly payments to commence on the last Business

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Day of the first full calendar month next succeeding the applicable Closing Date and (y) when such Loan shall become due (whether at maturity, by reason of prepayment, demand, acceleration or otherwise), but only to the extent then-accrued on the amount then so due; provided that interest accrued at the Post-Default Rate shall be payable on written demand.
   COMPUTATIONS. Interest on the Loan (or other amount due under the Loan Documents) shall accrue from day-to-day from and including the applicable
Closing Date to and excluding the date of any principal repayment (or payment) thereon. Interest on the Loan shall be computed on the basis of a three hundred sixty (360) day year and a thirty (30) day month and shall be paid for the actual number of days elapsed.
   MAXIMUM LAWFUL RATE OF INTEREST. The rate of interest payable on the Loan (or other amount) shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on the Loan (or other amount) is ever reduced as a result of this subsection and at any time thereafter the maximum rate permitted by Applicable Law shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased to the maximum rate provided by Applicable Law for such period as is required so that the total amount of interest received by Lender is that which would have been received by Lender but for the operation of the first sentence of this subsection.
   PRINCIPAL.
   PRINCIPAL PAYMENT DATE. Principal on the Loan shall be due and payable on the Maturity Date unless otherwise provided in this Agreement or the Notes.
   MANDATORY PREPAYMENTS. Upon written request by PMF, upon the occurrence of a Fundamental Event, Borrower shall immediately prepay the Loan in accordance with
Section 2.1(a)(ii) hereof.
   FEES AND EXPENSES.
   In addition to principal and interest with respect to the Loan, Borrower agrees: (i) to pay PMF on or prior to the First Closing a processing fee (the "PROCESSING FEE") in an amount equal to three percent (3%) of the Loan amount for such Closing, which shall be considered as earned in full at the First Closing; (ii) on or prior to the First Closing, to reimburse PMF for (or pay to PMF's counsel directly) the reasonable fees and expenses of such counsel in connection with the drafting and negotiation of this Agreement and the other
Loan Documents (including a reasonable estimate of post-closing fees and expenses of such counsel); (iii) to reimburse PMF for (or pay to Lenders' counsel directly) the reasonable fees and expenses of such counsel in connection with the ongoing administration of the Loan and the Warrants, whether or not a Default or Event of Default is continuing; (iv) to reimburse PMF for its reasonable travel and other out-of-pocket expenses (not including legal fees) incurred in connection with PMF's due diligence and negotiation of the Loan Documents; and (v) to reimburse PMF for its reasonable out-of-pocket costs incurred in administering the Loan and their ownership of the Warrants. To the extent that PMF is not paid on or prior to the First Closing, the fees and expenses described in this Section 2.4 (collectively, "FEES AND EXPENSES") shall be payable within thirty (30) days after invoice by PMF, as the case may be and, if not paid within such period, shall bear interest at the Post-Default Rate.
   ADMINISTRATION.
   LOAN ACCOUNT. Each of the Lenders shall maintain in their records a loan account for such Lender's portion of the Loan hereunder (each, a "LOAN ACCOUNT") in which shall be recorded (i) the original principal amount of the Loan, (ii) all increases in the principal amount of the Loan, due to deferred interest payments; (iii) all other appropriate debits and credits as and when due in accordance with this Agreement, including all Fees and Expenses; and (iv) all payments made by Borrower on the Loan and the Obligations. All entries in the Loan Account shall be made in accordance with the customary accounting practices of such Lender as in effect from time to time. All payments hereunder shall be applied: FIRST to such Lender's Fees and Expenses; SECOND to accrued and unpaid interest; and THIRD, to principal payments then due and owing; PROVIDED that upon written notice to Borrower, the Lenders may jointly apply such payments against the Obligations in any other manner which the Lenders deem proper and in compliance with the terms hereof.
   STATEMENTS. The Lenders may (but shall not be obligated to) deliver to Borrower each month a written statement setting forth the balance of the Loan Account. Each such statement shall be subject to subsequent review by Borrower but, absent manifest error, shall be presumed to be correct and shall be binding upon Borrower. Until such written statements are delivered to Borrower as provided herein, the balance in the Loan Account shall be rebuttable, presumptive evidence of the amounts due and owing such Lender by Borrower with respect to the Loan and other Obligations covered thereby.

   REINSTATEMENT. To the extent Borrower makes a payment to a Lender, or a Lender receives any payment for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or the part thereof intended to be satisfied thereby shall be revived and continue in full force and effect as if such payment or proceeds had not been received by such Lender.
   MANNER OF PAYMENT.
   Borrower shall make each payment hereunder or under the other Loan Documents to the Lenders in Dollars and in immediately available funds without any deduction whatsoever.
   If any principal of or any interest on the Loan or any other amount payable hereunder or under the other Loan Documents falls due on a date that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and interest on such principal, interest or other amount shall be payable in respect of such extension on such next succeeding Business Day.
   All payments of principal and interest on the Notes shall be made pro rata to all Note holders.
   THE NOTE; REGISTER.
   The Notes will be a fully-registered note on the books of Borrower and will be issued only in fully-registered form.
   Borrower will cause to be kept at its principal office a register for the registration and transfer of the Notes. The name and address of each holder of a Note (or Notes), the transfer thereof and the names and addresses of any transferee of a Note (or Notes), or any interest therein, shall be recorded in such register. Until a transfer of a Note is duly registered on the books of Borrower, Borrower may treat the registered holder thereof as the owner for all purposes.
   Upon surrender for exchange or registration of transfer of a Note at the office of Borrower designated for notices in accordance with Section 8.4 hereof, Borrower shall execute and deliver, at its expense, one or more new Notes of any authorized denomination requested by Lender (or any subsequent holder of any Note) in writing, each dated the date to which interest has been paid on the Note so surrendered, and registered in the name of such Person as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such surrendered Note. All transfers of Notes must comply with all applicable state and federal securities laws.
   Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity bond by the holder thereof Borrower shall, without charge, make and deliver a new Note of like amount in lieu of such lost, stolen or destroyed Note. Notwithstanding the foregoing, if any such lost, stolen or destroyed Note is owned by a Lender, then the affidavit of a duly authorized representative of such Lender setting forth the fact of loss, theft or destruction and its ownership of the Note at the time of loss, theft or destruction shall be accepted as satisfactory evidence thereof, together with an indemnification agreement in form and content reasonably satisfactory to such Lender, and no indemnity bond shall be required as a condition to the execution and delivery of the substitute Note.
   THE WARRANTS.
   ISSUANCE, PURCHASE AND SALE OF WARRANTS. Concurrently with the sale and issuance of the Notes, and subject to the terms and conditions of this Agreement, at the respective Closing, Borrower will sell and issue to the Lenders warrants to purchase shares of Common Stock of Borrower in substantially the form of EXHIBIT B hereto (each, as they may from time to time be amended in a writing signed by Borrower and the Lender to which a particular warrant is made, a "WARRANT," and collectively, the "WARRANTS") for an aggregate purchase price of One Hundred Dollars ($100). Each $1.00 of principal of Notes sold hereby shall be accompanied by a detachable Warrant to purchase one share of Common Stock of Borrower (the "WARRANT SHARES"). Such purchase price shall be allocated pro rata among the Lenders.
   EXERCISE OF THE WARRANTS. At the discretion of the Warrant holder, each Warrant may be exercised into shares of Common Stock at an exercise price equal to $1.00 per share. Such price shall be subject to adjustment as provided in the

Warrants. A Lender may elect to cancel any outstanding debt and/or accrued interest, including the Notes, as payment of the exercise price of such Lender's Warrant. A Lender may also exchange other securities of Borrower held by such Lender at the market price thereof in payment of the exercise price of Warrants. Each Warrant shall expire on the earlier of (i) six years from the date of repayment in full of the Note issued together with respect to such Warrant or
(ii) 10 years from the date of original issuance of such Warrant. The Warrants shall be detachable from the Notes and may be exercised, transferred or sold independently of the Notes (subject to applicable law).
   REPRESENTATIONS AND WARRANTIES OF THE LENDERS.
         Each Lender, severally but not jointly, hereby represents and warrants to Borrower as follows:
   MINORITY SHAREHOLDER. Such Lender understands that upon conversion of the Notes or exercise of the Warrants, such Lender may be a minority shareholder of Borrower, and as such, such Lender may have very limited rights to manage or to control the business of Borrower.
   DUE EXECUTION. This Agreement has been duly executed and delivered by such Lender, and, upon execution and delivery by Borrower and the other Lenders, will be valid and legally enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.
   LEGENDS. Such Lender understands that the Warrants will bear restrictive legends as deemed necessary by Borrower or its counsel with regard to the matters set forth in this Agreement or otherwise as necessary or appropriate.
   COMPLIANCE WITH SECURITIES LAWS. Such Lender hereby represents, warrants and covenants that (1) the Notes and Warrants and any shares of stock purchased upon exercise of the Warrants shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; (2) such Lender has had such opportunity as such Lender has deemed adequate to obtain from representatives of Borrower such information as is necessary to permit the Lender to evaluate the merits and risks of its investment in Borrower; (3) such Lender is able to bear the economic risk of holding the Notes, Warrants and such shares as may be acquired pursuant to exercise of the Warrants for an indefinite period; and (4) such Lender understands that the Notes, Warrants, and shares of stock acquired pursuant to exercise of the Warrants will not be registered under the Securities Act unless and until the Lenders' rights under the Investors' Rights Agreement are exercised in accordance with the terms thereof, and until such registration is effected, such securities will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of purchase of the Notes and Warrants or conversion of the Notes or exercise of the Warrants, as the case may be, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with.
   FURTHER NOTIFICATION. Such Lender agrees to notify Borrower in writing immediately if any of the statements made herein become untrue.

                               CONDITIONS TO LOAN

   CONDITIONS PRECEDENT TO THE CLOSINGS. The obligation of the Lenders to make the Loan shall be subject to satisfaction of all of the following conditions precedent in a manner reasonably acceptable to (i) PMF (in its discretion) with respect to the First Closing, and (ii) with respect to any subsequent Closings, the respective Lender(s) in such Closings:
   CLOSING DATE. The Closing Date shall have occurred (x) on or before August 7, 2001, with respect to initial funds advanced by parties who are signatories to this Agreement as of the Effective Date (the "First Closing") and (y) on or before seven (7) days from the Effective Date with respect to funds advances by additional parties hereto in accordance with Section 1.2(e) hereof.
   CERTAIN LOAN DOCUMENTS.  The Lenders shall have received the following:
   THIS AGREEMENT, EXECUTED BY BORROWER, TOGETHER WITH ALL REQUIRED SCHEDULES AND EXHIBITS HERETO;
   THE NOTES, EXECUTED BY BORROWER;
   A BORROWER'S CERTIFICATE, DATED THE RESPECTIVE CLOSING DATE AND (A) CERTIFYING AUTHORIZATION OF BORROWER FOR THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (B) IDENTIFYING THE OFFICERS OF BORROWER HAVING AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (C) CERTIFYING THE BYLAWS OF BORROWER, AS AMENDED TO THE RESPECTIVE CLOSING DATE, (D) CERTIFYING THE RESOLUTIONS OF BORROWER'S BOARD OF DIRECTORS APPROVING AND ADOPTING THE AGREEMENT AND THE LOAN DOCUMENTS, (E) CERTIFYING THE ARTICLES OF INCORPORATION OF BORROWER, AS AMENDED AND DULY FILED WITH THE GEORGIA SECRETARY OF STATE TO THE RESPECTIVE CLOSING DATE, AND (F) REPRESENTING AND WARRANTING THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND THAT THE REPRESENTATIONS AND WARRANTIES OF BORROWER CONTAINED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS;
   THE WARRANTS DULY EXECUTED BY BORROWER;
   THE INVESTORS' RIGHTS AGREEMENT, DULY EXECUTED BY THE PARTIES THERETO;
   THE INVESTMENT UNIT PRICING AGREEMENT, DULY EXECUTED BY THE PARTIES THERETO; IF APPLICABLE TO A LENDER, SMALL BUSINESS ADMINISTRATION FORMS 480, 652 AND
1031 FROM BORROWER; AND
   IF APPLICABLE TO A LENDER, A CERTIFICATE OF BORROWER TO THE EFFECT THAT BORROWER IS AWARE THAT LENDER IS A FEDERAL LICENSEE UNDER THE SMALL BUSINESS INVESTMENT ACT OF 1958, AS AMENDED.
   FEES AND EXPENSES. With respect to the First Closing, Borrower shall have paid PMF's Processing Fee and the reasonable fees and disbursements of counsel for PMF incurred in connection with the drafting and negotiation of the Loan Documents.
   FINANCIAL STATEMENTS AND PROJECTIONS. The Lenders shall have received the Financial Statements described in SECTION 4.3, an opening balance sheet (prepared in accordance with GAAP) showing the pro forma financial condition of Borrower after giving effect to the Loan, the payment of transactional expenses, and financial projections demonstrating management's good faith "most likely case" financial performance for the next twelve (12) months and the next two (2) years.
   SOLVENCY BALANCE SHEET. The Lenders shall have received a solvency balance sheet demonstrating (based on the fair market value of Borrower's assets) that after giving effect to the Loan and the payment of transactional expenses, Borrower will be a solvent entity.
   REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower or the Shareholders, as the case may be, contained in this Agreement, and any other Loan Documents, shall be true on and as of the respective Closing Date with the same effect as though such representations and warranties had been made on and as of the respective Closing Date.
   PERFORMANCE. Borrower shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, the Warrants and the Loan Documents that are required to be performed or complied with by Borrower on or before the respective Closing Date.
   NO OTHER REQUIRED APPROVALS. No Governmental Approval or consent or approval necessary to avoid default under any material Contractual Obligations of Borrower shall be required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents, except for Governmental Approvals and contractual consents that have been obtained and filings necessary to perfect liens in favor of the Lenders.

   ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have occurred any interruption or change in the continued operation of the business of Borrower in the ordinary course, which in the reasonable judgment of Lender is material, or any event or condition of any character which might, in the reasonable judgment of Lender, result in a Material Adverse Change.
   ABSENCE OF LITIGATION EVENTS. There shall not have been issued any injunction, order or decree that prohibits or limits any of the transactions contemplated by any of the Loan Documents and there shall not be any action, suit, proceeding or investigation pending or, to the Best Knowledge of Borrower, currently threatened against Borrower or any of the Lenders which (i) questions the validity of this Agreement or any other Loan Document or the right of Borrower or any of the Lenders to enter into this Agreement or any other Loan Document or to consummate the transactions contemplated hereby or thereby, (ii) might result, either individually or in the aggregate, in any Material Adverse Change, or (iii) might result in any change in the current equity ownership of Borrower.
   SOURCES AND USES CERTIFICATE. The Lenders shall (if applicable to any such Lender) have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of Borrower, setting forth in reasonable detail the sources and uses of funds in the transactions contemplated herein and in the other Loan Documents.
   NO DEFAULT. No Default or Event of Default shall have occurred and be continuing or result from the Loan.
   AMENDMENT TO DECEMBER LOAN DOCUMENTS. With respect to the First Closing, the December Loan Documents and the filings associated therewith shall have been amended to PMF's satisfaction.
   GENERAL. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed or recorded in form and substance reasonably satisfactory to the Lenders and the Lenders shall have received all such counterpart originals or certified copies thereof as the Lenders may have reasonably requested.
   POST CLOSING OBLIGATIONS. In addition to the other duties and obligations of Borrower set forth herein, Borrower shall perform the following:
   BROKERS' FEES. Borrower shall not pay any brokers' fees relating to the transactions contemplated hereby without the written consent of PMF.
   INSURANCE. Borrower shall maintain general liability and business interruption insurance adequate for a business of its size and type during all time in which the Loan remains outstanding. In addition, Borrower shall maintain Directors' and Officers' Insurance adequate for a business of its size and type for all periods during which any Investor (as such term is defined in the Investors' Rights Agreement) has a right to nominate a member of the board of directors pursuant to the Investors' Rights Agreement.

                         REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to and for the benefit of the Lenders (subject in the case of each subsection of this Article IV below to (i) exceptions set forth in that part of a Disclosure Schedule prepared by Borrower that corresponds to such subsection and (ii) other exceptions set forth in the Disclosure Schedule whose applicability to such subsection is reasonably apparent from the context in which such exceptions appear), as of each respective Closing Date, as follows:
   ORGANIZATION, POWERS AND GOOD STANDING. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Georgia, and having its principal place of business in the State of California, and has all requisite corporate power and authority and the legal right to own and operate its properties and to carry on its business as heretofore conducted and as proposed to be conducted. Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect. Borrower has all requisite power and authority to enter into this Agreement and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.
   AUTHORIZATION, BINDING EFFECT NO CONFLICT, ETC. All corporate action on the part of Borrower, its directors and shareholders, necessary for the authorization, execution and delivery of this Agreement, the Notes, the Warrants, and the other Loan Documents, the performance of all of their obligations hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Notes, the Warrants and the Common Stock issuable upon the exercise of the Warrants has been taken or will be taken on or prior to the Closing Date. Each of the Loan Documents has been (or on the Closing Date will be) duly executed and delivered by Borrower. Each Loan Document is a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or other similar laws or by equitable principles relating to or limiting the rights of creditors generally.
   The execution, delivery and performance by Borrower of each of the Loan Documents, and the consummation of the transactions contemplated thereby (including the issuance of the Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants), do not and cannot (i) conflict with any provision of Borrower's Articles of Incorporation or Bylaws, (ii) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to, any Contractual Obligation of Borrower (except as disclosed in Part 4.2 of the Disclosure Schedule which consents have been obtained and are in full force and effect), or violate any provision of Applicable Law binding on Borrower, or (iii) result in the creation or imposition of any Lien upon any asset of such Person, except for Liens in favor of the Lenders.
   No Governmental Approval is or will be required in connection with the execution, delivery and performance by Borrower of any Loan Document to which it is party or the transactions contemplated thereby or to ensure the legality, validity or enforceability thereof.
   FINANCIAL INFORMATION RELATING TO BORROWER. Borrower has delivered to the Lenders the audited financial statements (balance sheet, statement of operations and statement of cash flows) of Borrower at and for the year ended December 31, 2000, audited by Arthur Andersen, and the unaudited financial statements (balance sheet and statement of operations) of Borrower as of and for the four (4) month period ended April 30, 2001 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct in all material respects, subject to the absence of footnotes, the absence of a statement of cash flows and normal year-end adjustments in the case of the April 30, 2001 financial statements, and have been prepared in all material respects in accordance with GAAP. Without limiting the foregoing, the Financial Statements accurately set out and describe the financial condition and operating results of Borrower as of the dates, and for the periods, indicated therein.
   LITIGATION. Except as disclosed in Part 4.4 of the Disclosure Schedule, there are no actions, suits or proceedings pending or, to the Best Knowledge of Borrower, threatened against or affecting Borrower, or its assets or properties before any Governmental Authority (i) that, if adversely determined, could have a Material Adverse Effect, (ii) that in any manner draw into question the validity or the enforceability of this Agreement, any other Loan Document or any transaction contemplated hereby or thereby, or
   (iii) that might result in any change in the current equity ownership of Borrower, nor to Borrower's Best Knowledge is there any basis for any matter described in the foregoing SECTIONS 4.4(i), (ii) or (iii). Part 4.4 of the Disclosure Schedule includes, as of the Closing Date, any actions pending or threatened (or any basis therefor known to Borrower) involving the prior employment of any of Borrower's employees, their use in connection with the businesses of Borrower of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. On the Closing Date, except as set forth in Part 4.4 of the Disclosure Schedule, Borrower is not a party or subject to the provisions of any order (except as imposed by laws of general application), writ, injunction, judgment or decree (except as imposed by laws of general application) of any court, Governmental Authority or government agency or instrumentality, except as set forth in Part 4.4 of the Disclosure Schedule, and on the Closing Date there is no action, suit, proceeding or investigation by Borrower currently pending or which Borrower intends to initiate (as plaintiff), which, if adversely determined, would be material to Borrower or its business or prospects.
   DISCLOSURE. Borrower has fully provided the Lenders with all of the information which the Lenders have requested for deciding whether to enter into the transactions contemplated by the Loan Documents. The information in any document, certificate or written statement furnished to the Lenders by or on behalf of Borrower with respect to the business, assets, results of operation, financial condition or prospects of Borrower for use in connection with the transactions contemplated by this Agreement and the other Loan Documents is, when considered as a whole, true and correct and does not omit to state any material fact required to be stated therein to make the furnished information not misleading. To Borrower's Best Knowledge, there is no fact (other than matters of a general economic nature) that has materially and adversely affected or could reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements.
   SHAREHOLDERS. Part 4.6 of the Disclosure Schedule hereto sets forth a complete and accurate list of each: (i) Warrant holder with number of shares of Common Stock the Warrant is convertible into, exercise price, and expiration date; (ii) all authorized classes of Preferred Stock (if any), the number of issued and outstanding shares of Preferred Stock and the number of shares of Common Stock such Preferred Stock is convertible into; and (iii) the total number of Common Stock issued and outstanding. Part 4.6 of the Disclosure Schedule sets forth an aggregate number of outstanding options and the number of shares of Common Stock underlying such options. Other than as set forth on Part 4.6 of the Disclosure Schedule, there are no other shares of Borrower's Common Stock, or other securities ultimately convertible into or exercisable for shares of Borrower's Common Stock, issued and outstanding. SUBSIDIARIES. Except as set forth in Part 4.7 of the Disclosure Schedule, Borrower does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity. Each of Borrower's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized and operates. Each of such Subsidiaries has all requisite power and authority and the legal right to own its property and carry on its business as heretofore conducted and as proposed. Each of such Subsidiaries is qualified to transact business and is in good standing in each jurisdiction in which failure to do so would have a Material Adverse Effect on such Subsidiary or the Borrower.
   VALID ISSUANCE. The outstanding shares of the Common Stock have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable. The Warrants, when issued, sold and delivered on the Closing Date, will be duly and validly issued, fully paid and nonassessable. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance, and, upon issuance in accordance with the applicable exercise terms thereof will be duly and validly issued, fully paid and nonassessable. Borrower represents and warrants that the issuance and sale of the Notes and the Warrants and the Common Stock issuable upon conversion of the Warrants are exempt from the registration requirements of Section 5 of the Securities Act by reason of the exemption from registration set forth in
   Section 4(2) of the Securities Act. The parties acknowledge that Borrower's warranty provided in the preceding sentence is based upon the Lenders' representations and warranties set forth in Section 2.10 hereof.
   PATENTS, TRADEMARKS AND COPYRIGHTS. Except as set forth in Part 4.9 of the Disclosure Schedule hereto, Borrower has no patents, trademarks and registered copyrights material to Borrower's business as now conducted and as proposed to be conducted. Borrower has not received any written communications alleging that Borrower has violated or, by conducting its business as proposed, could violate any of the patents, trademarks and copyrights of any other Person. To Borrower's Best Knowledge, none of Borrower's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree (except as imposed by laws of general application) or order (except as imposed by laws of general application) of any court, Governmental Authority or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Borrower or that would conflict with its business as proposed to be and as currently conducted. To Borrower's Best Knowledge, there is no material violation by any Person of any right of Borrower with respect to any patents, trademarks and copyrights owned or used by it.
   COMPLIANCE WITH LAWS AND AGREEMENTS. Except as set forth in Part 4.10 of the Disclosure Schedule hereto, Borrower is not in violation or default of any provisions of any Contractual Obligations to which it is a party or by which it is bound or of any provision of any Applicable Law, which violation or default could have a Material Adverse Effect.

   CONTRACTUAL OBLIGATIONS AND RECENT ACTION. Except as set forth on Part 4.11 of the Disclosure Schedule hereto, as of the Closing Date, there will be no Contractual Obligations to which Borrower is a party or by which it is bound which involve (i) obligations of, or payments by the Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000), (ii) the license of any of its Proprietary Rights, (iii) material obligations to any of Borrower's officers, directors or Affiliates or (iv) any other agreement material to the business, operations, or prospects of Borrower. Since April 30, 2001, and prior to the Closing Date, Borrower has not (i) declared, authorized, paid or made any Distribution upon or with respect to any class or series of its capital stock, (ii) incurred any Indebtedness for money borrowed or incurred any other liabilities individually in excess of One Hundred Thousand Dollars ($100,000) or in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, other than the Obligations under this Agreement and the other Loan Documents, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, (iv) made any amendments or other modifications to any Contractual Obligations which have or could have a Material Adverse Effect, or (v) sold, exchanged or otherwise disposed of any of its assets or rights, other than the license or sale of its software products in the ordinary course of business.
   TITLE TO PROPERTY. Borrower owns its property and assets free and clear of all Liens, except for Permitted Liens. With respect to the property it leases, Borrower is in compliance with the material provisions of all such leases and will hold a valid leasehold interest free of any material Liens. EMPLOYEE BENEFIT PLANS.
   Part 4.13 of the Disclosure Schedule sets forth all employee benefit plans, as defined in Section 3(3) of ERISA, that are sponsored or contributed to by Borrower covering employees or former employees of it (collectively, "EMPLOYEE BENEFIT PLANS") and all material benefit arrangements that are not Employee Benefit Plans, including each arrangement providing for insurance coverage, workers' compensation benefits, incentive bonuses, deferred bonus arrangements and equity compensation plans maintained by Borrower covering employees or former employees (collectively, "BENEFIT ARRANGEMENTS").
   Borrower does not sponsor, maintain or contribute to, or within the five (5) years prior to the Closing Date, has not sponsored, maintained or contributed to, and does not have an obligation to sponsor, maintain or contribute to any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA. No Employee Benefit Plan has participated in, engaged in or been a party to any non-exempt "prohibited transaction" (as defined in ERISA or the Code) and Borrower has not incurred any liability for Taxes under Code Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B, or
for penalties under ERISA Section 502(c)(i) or (1), with respect to any Employee Benefit Plan. No officer, director or employee of Borrower has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan. There is no material violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan. Each Employee Benefit Plan and Benefit Arrangement has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with its terms and all Applicable Laws.
   With respect to each Employee Benefit Plan and each Benefit Arrangement, other than ordinary claims for benefits pursuant to the terms of any Employee Benefit Plan or any Benefit Arrangement, there is no claim pending or, to the best knowledge of Borrower, threatened, against or involving any Employment Benefit Plan or any Benefit Arrangement by any Person or any Governmental Authority.
   ABSENCE OF MATERIAL ADVERSE CHANGE. Since April 30, 2001, other than as disclosed in Part 4.14 of the Disclosure Schedule hereto, there has not occurred any event or condition of any character which could result in a Material Adverse Change involving Borrower.
   TAX RETURNS AND PAYMENT. Except as set forth in Part 4.15 of the Disclosure Schedule (i) Borrower has filed all tax returns and reports as required by Applicable Law, (ii) those returns and reports are true and complete in all material respects, and (iii) Borrower has paid all Taxes and other assessments due prior to the time penalties would have accrued thereon. The provision for Taxes of Borrower reflected on its most recent financial statements is adequate for Taxes due or accrued as of the date thereof. MINUTE BOOKS. The minute books of Borrower provided to the Lenders for review, together with the certified resolutions delivered on the Closing

   Date, contain an accurate and appropriate summary of all meetings of Borrower's Board of Directors, Committees and stockholders since the date of incorporation through the Closing Date and reflect all transactions referred to in such minutes accurately in all material respects.
   LABOR AGREEMENTS AND ACTIONS. Borrower is not bound by or subject to (and none of its assets will be bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested in writing or, to Borrower's Best Knowledge, sought to represent any of the employees of Borrower. There is no strike or other labor dispute involving Borrower pending, or, to Borrower's Best Knowledge of Borrower, threatened, which could have a Material Adverse Effect. Prior to the Closing Date, Borrower has not made any material change in any compensation arrangements or agreements with any employees that would substantially increase aggregate salary and employee expenses beyond amounts reflected in the Financial Statements. Borrower is not a party to any employment agreement or any agreement with any consultant or adviser performing services for Borrower, except for the agreements listed in Part
   4.17 of the Disclosure Schedule. Borrower is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Borrower, nor does Borrower have a present intention to terminate the employment of any of the foregoing.
   STATUS UNDER CERTAIN STATUTES. Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, or any other statute, law, rule or regulation that limits the ability of Borrower to incur indebtedness. ABSENCE OF DEFAULTS. No Default or Event of Default exists as of the Closing Date.
   MARGIN REGULATIONS. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock within the meaning of the Margin Regulations or for the purpose of buying, carrying or trading in any securities under such circumstances as to involve Borrower or any broker or dealer in a violation of the Margin Regulations. Margin Stock does not constitute more than ten percent (10%) of the value of the assets of Borrower on the Closing Date and Borrower does not have any present intention that Margin Stock will constitute more than ten percent (10%) of the value of such assets at any time while the Loan is outstanding.

                        AFFIRMATIVE COVENANTS OF BORROWER
Borrower covenants and agrees that, so long as any Obligations shall remain unpaid, Borrower shall perform all of the following:
   FINANCIAL STATEMENTS AND OTHER REPORTS.  Borrower shall deliver to PMF:
   As soon as available and in any event within ninety (90) days after the end of each fiscal year and within sixty (60) days after the end of each fiscal quarter of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries, if any, as of the end of such period and the related consolidated statements of operations and cash flow for such period, setting forth in each case in comparative form the figures for the previous fiscal year or quarter and comparison to budget, and, in the case of the fiscal year end, accompanied by an audit report thereon of independent public accountants of nationally recognized standing reasonably satisfactory to PMF;
   Within five (5) days after any officer of Borrower obtains knowledge of any Default or Event of Default, a certificate of the Chief Executive Officer and the Chief Financial Officer of Borrower setting forth the material details thereof and the action which Borrower is taking or proposes to take with respect thereto;
   Periodically, upon written request by any Lender, Small Business Administration Form 1031 and such other forms or information as such the Lender may from time to time request in writing to comply with Small Business Administration regulations or requests in writing; and
   From time to time such additional information regarding Borrower as any Lender may reasonably request. The Lenders acknowledge that the information received by them or their designee(s) pursuant to this Agreement may be confidential and is for the Lenders' use only. The Lenders will not use such confidential information in violation of the Securities Exchange Act of 1934, as amended, or other applicable securities laws, or reproduce, disclose or disseminate such information to any other person or entity (other than its officers, partners, employees or agents or other Lenders having a need to know the contents of such information, and its attorneys, provided such persons also agree in writing to keep such information confidential), except in connection with the exercise of rights or remedies under this Agreement, the Investors' Rights Agreement or any other agreement referred to herein, unless the Company has made such information available to the public generally or, if the Lender gives the Company written notice at least twenty (20) days prior to disclosure (or such shorter notice that may be reasonable in the circumstances), the Lender is required to disclose such information by a governmental body.
   MAINTENANCE OF EXISTENCE, ETC. Until such time as the Obligations have been fully-performed, Borrower will preserve and keep in full force and effect its corporate existence and any rights and franchises material to its business. MAINTENANCE OF PROPERTIES. Borrower shall maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all of the assets or properties useful or reasonably necessary to its business, and from time to time Borrower shall make or cause to be made all appropriate repairs, renewals and replacements thereto.
   COMPLETE INFORMATION. All data, certificates, reports, statements, documents and other information furnished to Lender in connection with this Agreement or the other Loan Documents shall be subject to the assumptions and qualifications stated therein and, at the time such information is so furnished, not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give Lender sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.
   INSPECTION. Upon reasonable written notice at least one (1) Business Day in advance, Borrower shall permit any Lender, any holder of a Note or a Warrant and one or more representatives of the SBA, at such reasonable times (during normal business hours) as may be requested by any Lender in writing, to examine Borrower's books of account and records, to inspect Borrower's properties and to discuss Borrower's business, affairs, finances and accounts with its officers, auditors and investment bankers. If an Event of Default shall have occurred and be continuing, Borrower shall reimburse the Lenders for their reasonable out-of-pocket expenses incurred in connection with an inspection under this Section 5.5. Otherwise, any such inspection shall be at the expense of the Lenders.
   GOVERNMENTAL APPROVALS. Borrower will at all times obtain and keep in full force and effect all Governmental Approvals that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted, and shall at all times operate and comply with such Governmental Approvals.

                         NEGATIVE COVENANTS OF BORROWER

   LIENS. Borrower shall not, directly or indirectly (or permit any Subsidiary, if any, to), create, incur, assume or permit to exist any Lien on or with respect to any of its assets or properties, except the following ("PERMITTED LIENS"):
   Liens securing Sellers' Notes to the extent permitted by Section 6.2(c) hereof;
   Existing Liens as of the First Closing which are disclosed in Section 6.1 of the Disclosure Schedule as of such closing;
   Liens securing purchase money indebtedness and capitalized lease obligations; PROVIDED that such liens affect only the assets acquired with such purchase money indebtedness or capitalized lease obligations; and PROVIDED further that the aggregate amount of Indebtedness secured by such liens at any time shall not exceed seventy five thousand dollars ($75,000);
   Liens for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
   Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by Applicable Law and created in the ordinary course of business and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than sixty (60) days or (ii) such Liens are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

   Liens (other than any Lien imposed under ERISA) incurred on deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits, statutory obligations and other similar obligations;
   Easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of Borrower and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to Borrower;
   Building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any Governmental Authority having jurisdiction;
   Any attachment or judgment Lien unless it constitutes an Event of Default; Other Liens incidental to the conduct of the business or the ownership of the assets or property of Borrower which were not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of the assets or property or materially impair the use thereof in the operation of the Borrower's business and which, in any event, do not secure obligations aggregating in excess of Twenty-Five Thousand Dollars ($25,000).
   INDEBTEDNESS. Borrower shall not, directly or indirectly, incur, create, issue, assume or guarantee any Indebtedness except:
   The Obligations;
   Purchase money indebtedness and capitalized lease obligations; PROVIDED that the aggregate amount of such Indebtedness shall not exceed seventy five thousand dollars ($75,000);
   Indebtedness evidenced by Sellers' Notes, provided that such Sellers' Notes together with any security interest, lien or other encumbrance securing payment thereof, shall be subordinate to Lenders' rights under this Agreement, Notes, and Loan Documents, except as set forth in Part 6.2(d) of the Disclosure Schedule.
   Trade indebtedness incurred in the ordinary course of Borrower's business; provided that at the time of incurrence of such trade indebtedness, Borrower is not delinquent in the repayment of a material amount of any previously-incurred trade indebtedness.
   FUNDAMENTAL CHANGES. Except with the consent of the Lenders (which shall not be unreasonably withheld, delayed or conditioned), Borrower shall not voluntarily liquidate or dissolve, or (whether in a single transaction or a series of transactions) consolidate or merge with any other Person, or permit any other Person to consolidate or merge with it, or sell, lease, transfer or otherwise dispose of all or substantially all of any of its properties or assets (whether now owned or hereafter acquired) to any other Person; provided, however, that so long as no Default has occurred and is continuing or would occur after giving effect to the foregoing, the Borrower or its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if prior to any such transaction, the Borrower shall have delivered to Lenders a certificate confirming that the Borrower is, and after giving effect to the acquisition will be, in compliance on a pro forma basis with all of the covenants set forth herein.
   NATURE OF BUSINESS. Except with the consent of the Lenders (which shall not be unreasonably withheld, delayed or conditioned), Borrower shall not, directly or indirectly (or permit any Subsidiary, if any, to), engage in any line of business in which it is not currently engaged or otherwise alter its manner of conducting business from that existing as of the First Closing Date, except that Borrower may engage in activities that are ancillary, incidental or necessary to its ongoing business as presently conducted. For the avoidance of doubt, it is understood that Borrower is currently in the business of providing practice development and Internet marketing services to the elective surgery market and owns or operates elective surgery centers.
   REDEMPTION. Borrower shall not purchase, redeem or retire any stock or equity security in Borrower, whether now or hereafter outstanding, or pay, directly or indirectly, any dividends or distributions to its Shareholders (or Affiliates thereof) in the form of cash, stock or other securities, or other property other than stock dividends, provided that if no Default or Event of Default has occurred and is continuing (or will occur after giving effect thereto), Borrower may redeem stock (1) as permitted in the Amended and Restated Articles of Incorporation and (2) pursuant to the repurchase of any Common Stock from employees or consultants of the Borrower with respect to any stock option plan of Borrower prior to the complete vesting of such an employee's or consultant's right to own such stock under such stock option plan.

   AMENDMENTS OF CHARTER AND BYLAWS. Borrower will not amend its Amended and Restated Articles of Incorporation or Bylaws in any way with respect to authorized capital, the Board of Directors or authorization of corporate action or in any other respect that could have an adverse effect on any Lender or the ability of Borrower to meet its obligations under the Loan Documents, without obtaining the prior written consent of the Lenders, which consent shall not be unreasonably withheld, delayed or conditioned.
   TRANSACTIONS WITH AFFILIATES. Except as set forth in Part 6.10 of the Disclosure Schedule, Borrower, its officers, directors or employees shall not, directly or indirectly, engage in any material transactions with any Affiliate or any relatives of any Affiliate.
   ACCOUNTING PRINCIPLES. Borrower will not make any material change in the accounting principles underlying the Financial Statements, except for changes mandated by GAAP or applicable federal or state securities laws.


                                EVENTS OF DEFAULT

   EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (an "EVENT OF DEFAULT"):
   Borrower shall fail to pay when due any principal (whether at stated maturity, upon acceleration, upon demand, upon required prepayment or otherwise payable) payable hereunder or under the Loan Documents; or
   Borrower shall fail to pay within five (5) Business Days of when due, interest payable hereunder or under the other Loan Documents, or
   Borrower shall fail to pay within fifteen (15) days after written notice any fees, costs, expenses or other amounts payable hereunder or the other Loan Documents; or
   Borrower (i) shall default in the payment, beyond any period of grace provided therefor, of any principal or interest on any indebtedness in an amount exceeding one hundred thousand dollars ($100,000), or (ii) shall commit any breach of or default under any other term of any agreement, indenture or instrument relating to any indebtedness in an amount exceeding fifty thousand dollars ($50,000), if the effect of such breach or default is to cause, or to permit the holder or holders of such indebtedness (or a Person on behalf of such holder or holders) to cause (upon the giving of notice or the lapse of time or both, or otherwise), any such indebtedness to become or be declared due and payable prior to its stated maturity (or to be, or become required to be, purchased or redeemed prior to its stated maturity) or to cause, or to permit the holder or holders thereof to cause, Borrower to be deprived of any of Borrower's assets or property, unless such default is waived by PMF (which waiver shall not be unreasonably withheld, delayed or conditioned); or
   Borrower shall fail to perform, comply with or observe any agreement or obligation to be performed or complied with by it pursuant to SECTION 2.1(c),
SECTION 5.1(b), SECTION 5.4 or any Section of Article VI hereof; or
   Any representation or warranty or certification made or furnished by Borrower under this Agreement, the other Loan Documents or any agreement, instrument or document contemplated thereby shall prove to have been false or incorrect in any material respect when made (or deemed made); or
   Borrower shall fail to perform, comply with or observe any agreement or obligation to be performed or complied with by it under this Agreement (other than those provisions referred to in SECTIONS 7.1(a), (b), (c), AND (e) above) or any other Loan Document, and such failure shall not have been remedied within thirty (30) days after written notice thereof from a Lender to the Borrower or after the Borrower otherwise becomes aware of such failure; or
   There shall be commenced against Borrower an involuntary case seeking the liquidation or reorganization of Borrower under Chapter 7, 11 or 13, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of Borrower or to take possession of all or a substantial portion of its property or assets or to operate all or a substantial portion of its business, and any of the following events occur: (i) Borrower consents in writing to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted, (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days, or (iv) an order for relief shall have been issued or entered therein; or
   Borrower shall commence a voluntary case seeking liquidation or reorganization under Chapter 7, 11 or 13, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent in writing thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquire to the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of Borrower or to take possession of all or a substantial portion of its property or assets or to operate all or a substantial portion of its business; or
   Borrower shall suffer any money judgments, writs or warrants of attachment or similar processes that shall continue unsatisfied and unstayed for a period of thirty (30) days or, in any event, within ten (10) days of the date of any proposed sale thereunder, or a judgment creditor shall obtain possession of any of the property or assets of Borrower having an aggregate value exceeding One Hundred Thousand Dollars ($100,000) by any means, including by levy, distraint, replevin or self-help, unless waived by the Lenders (which waiver shall not be unreasonably withheld, delayed or conditioned); or
   The occurrence of an Event of Default as such term is defined under the December Loan Documents; or
   Any of the Loan Documents, or any material provisions in any of them, shall cease to be in full force and effect as against Borrower for any reason other than a release or termination thereof upon the full payment and satisfaction of the Obligations thereunder pursuant to its terms, or Borrower shall contest or purport to repudiate or disavow any of its obligations thereunder or the validity or enforceability thereof.
   REMEDIES. Upon the occurrence of an Event of Default, any Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which is authorized by Borrower:
   Declare all Obligations, whether evidenced by this Agreement, the Note or any of the other Loan Documents (and declare all obligations as defined in the December Loan Documents), immediately due and payable; provided however that all Obligations shall be immediately due and payable without notice or demand upon an Event of Default under Section 7.1(i) or Section 7.1(j) hereof caused by an insolvency proceeding involving Borrower; and
   Borrower authorizes such Lender to pay, purchase, contest or compromise any Lien which in the reasonable opinion of such Lender appears to be prior or superior to its rights under this Agreement and the Loan Documents and to pay all reasonable expenses incurred in connection with any such action.
   CUMULATIVE REMEDIES. Each Lender's rights and remedies under this Agreement, Loan Documents and all other agreements with Borrower shall be cumulative. Such Lender shall have all other rights and remedies not inconsistent herewith as provided under the California Uniform Commercial Code, by law or in equity. No exercise by a Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by any Lender shall constitute a waiver, election or acquiescence by it.

                                  MISCELLANEOUS

   EXPENSES. Borrower agrees to pay on written demand therefor all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Lenders in any workout, restructuring or similar arrangements requested by Borrower or after an Event of Default in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any of the other Loan Documents or of its rights hereunder or thereunder or in connection with any foreclosure, collection or bankruptcy proceedings.
   INDEMNIFICATION.
   Borrower agrees to indemnify, defend and hold harmless each of the Lenders and their officers, directors, employees, agents, attorneys and Affiliates of the Lenders (collectively, the "Indemnities") from and against (A) all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Loan, and (B) all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner directly or proximately relating to or arising out of this Agreement or any other Loan Document, the Loan made hereunder or the use or intended use of the proceeds of the Loan; provided that no Indemnitee shall have the right to be indemnified or held harmless hereunder for any liabilities, losses, damages, penalties, judgments, claims, costs or expenses which are a direct result of its own gross negligence or willful misconduct.
   The obligations of Borrower under this Section 8.2 shall survive the termination of this Agreement and the discharge of Borrower's other obligations hereunder.
   AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by PMF, the Lenders holding more than 50% of the aggregate principal then outstanding under the Notes and Borrower. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar circumstances.
   NOTICES.
   All notices and other communications under this Agreement shall be in writing and (except for financial statements, other related informational documents and routine communications, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by courier, by overnight, registered or certified mail (postage prepaid), or by telefax or telegram and shall be deemed to be given when received by the intended recipient thereof, or, if the address of the recipient is unknown, five (5) Business Days after such notice is mailed by United States certified mail (postage prepaid) to the last known address of the intended recipient. Unless otherwise specified in a notice given in accordance with this SECTION 8.4, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telephone or telefax numbers) indicated on the signature page hereof.
   Borrower shall notify each Lender in a writing substantially in the form of Borrower's Certificate of the names of its officers authorized to execute certificates and agreements deliverable hereunder on behalf of Borrower, and shall provide each Lender with a specimen signature of each such officer. The Lenders shall be entitled to rely conclusively on such officers' authority to request the Loan on behalf of Borrower and on such officers' authority to execute and deliver such certificates and agreements until Lender receives written notice to the contrary. The Lenders shall have no duty to verify the authenticity of any signature appearing on any notice, certificate or agreement delivered hereunder, including, without limitation, the Borrower's Certificate.
   SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of the parties hereto and their respective successors and assigns, subject to applicable state and federal securities laws. Borrower may not assign or transfer any interest or obligation hereunder without the prior written consent of the Lenders. Each Lender may assign or transfer all or any portion of its rights and obligations under this

Agreement and the other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise (and each Lender shall be released from obligations assumed by such Person). Notwithstanding the foregoing sentence: (i) Lender may not assign or transfer any portion of its rights under the Loan having a principal balance of less than Fifty Thousand Dollars ($50,000); and (ii) PMF may not assign its rights to appoint a member of Borrower's Board of Directors.
   SET OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby irrevocably authorized by Borrower at any time or from time to time, without notice to Borrower, any such notice being hereby expressly waived, to set off and to appropriate and to apply any credits, indebtedness or claims, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Lenders to or for the credit or the account of Borrower, against and on account of the Obligations of Borrower to the Lenders under this Agreement and the other Loan Documents, irrespective of whether or not the Lenders shall have made any demand for payment and although such Obligations may be contingent and unmatured.
   SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the other Loan Documents and, except as otherwise expressly provided herein, shall continue until repayment and performance of all Obligations, and any investigation at any time made by or on behalf of Lenders shall not diminish the right of Lenders to rely thereon.
   EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.
   COMPLETE AGREEMENT. This Agreement, together with the Exhibits and Schedules to this Agreement and the other Loan Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and is intended as a complete statement of the terms and conditions of such agreement.
   LIMITATION OF LIABILITY. No claim may be made by Borrower against Lender or any of its Affiliates, officers, directors, employees, agents or attorneys for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract or tort or duty imposed by law) arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents or any act, omission or event occurring in connection therewith. Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The foregoing provisions of this Section 8.10 are not intended to preclude Borrower from bringing a legal action against Lender for Borrower's direct, actual damages.
   WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDERS WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.
   VENUE. The parties hereby submit to the exclusive jurisdiction of the Superior Court of the State of California, sitting in San Francisco, California, or the United States District Court for the Northern District of California for the adjudication of all disputes relating to this Agreement or any of the other Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

Borrower:
THE PLASTIC SURGERY COMPANY
         a Georgia corporation

By:      /S/ Dennis Condon
         ------------------
         Name:    Dennis Condon
         Title:   President and Chief Executive Officer

Borrower's principal office:
509 E. Montecita Street, 2nd Floor
         Santa Barbara, California 93103
         Telephone:  (805) 963-0400
         Telefax:  (805) 965-8230
         Attention:  Dennis Condon
Lenders:
PACIFIC MEZZANINE FUND, L.P.,
         a California limited partnership
By: Pacific Private Capital, its General Partner

By:      /S/ Nathan W. Bell
         ---------------------------
         Name:    Nathan W. Bell
         Title:   General Partner
PMF's principal office:
2200 Powell Street, Suite 1250
         Emeryville, California 94608
         Attention: Brad Winegar
         Telephone: (510) 595-9800
         Telefax: (510) 595-9801


         /S/ Nathan Bell
         ---------------------------
         Nathan Bell
         Address:


         /S/ John LeRoy
         ---------------------------
         John LeRoy
         Address:


         /S/ Dennis Condon
         ---------------------------
         Dennis Condon
         Address:

                       [SIGNATURE PAGE TO LOAN AGREEMENT]

         /S/ William Brad Winegar
         ---------------------------
         William Brad Winegar
         Address:


                       [SIGNATURE PAGE TO LOAN AGREEMENT]

         /S/ Keith Belling
         ------------------------------------
         Keith Belling
         Address:            550 Montgomery Street,Suite 900
                             San Francisco, CA 94111


         /S/ Lee Carson
         ------------------------------------
         Lee Carson
         Address:            600 Montgomery Street, 39th Floor
                             San Francisco, CA 94111


         /S/ Robert London
         ------------------------------------
         Robert London
         Address:            809 Presidio Avenue, Suite B
                             Santa Barbara, CA 93101


         /S/ Curtin J. Pabst I
         ------------------------------------
         Curtis J. Pabst IRA
         Address:            809 Presidio Avenue, Suite B
                             Santa Barbara, CA 93101


         /S/ George Sarlo
         ------------------------------------
         George Sarlo
         Address:            750 Battery Street
                             San Francisco, CA 94111


                       [SIGNATURE PAGE TO LOAN AGREEMENT]

         /S/ Patricia Altavilla
         ------------------------------------
         Patricia Altavilla
         Address:


         /S/ Adam Romo
         ------------------------------------
         Adam Romo
         Address:


         Roth Capital Partners, LLC


         /S/ Gordon Roth
         ------------------------------------
         Name: Gordon Roth
         Title: Chief Financial Officer
         Address:

                                    EXHIBIT A

                                  Form of Note

                                    EXHIBIT B

                                 Form of Warrant

                                    EXHIBIT C

                         Form of Borrower's Certificate

                                      -27-